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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.: 333-86991) dated September 13, 1999, of Maxtor Corporation and incorporation by reference in the Registration Statements on Form S-8 (Nos.: 333-08181, 333-61011, and 333-87041) dated July 16, 1996, August
7, 1998, and September 13, 1999, respectively, of Maxtor Corporation of our report dated March 14, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 27, 2000